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                                                                    EXHIBIT 99.3

                 LETTER TO REGISTERED HOLDERS AND DTC PARTICIPANTS
                        REGARDING THE OFFER TO EXCHANGE
                   10.75% SENIOR SUBORDINATED NOTES DUE 2011
                                       OF
                          PETCO ANIMAL SUPPLIES, INC.
                 PURSUANT TO THE PROSPECTUS DATED MAY   , 2002

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME ON JUNE       , 2002, UNLESS EXTENDED (SUCH DATE AND TIME, AS THE SAME MAY
BE EXTENDED, THE "EXPIRATION DATE").

                                                                    May   , 2002

To Registered Holders and The Depository Trust Company Participants:

    We are enclosing herewith the materials listed below relating to the offer by PETCO Animal Supplies, Inc. ("PETCO") to exchange PETCO's new 10.75% Senior Subordinated Notes due 2011 (the "Exchange Notes"), that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of PETCO's issued and outstanding 10.75% Senior Subordinated Notes due 2011 (the "Old Notes") upon the terms and subject to the conditions set forth in PETCO's
prospectus dated May   , 2002 (the "Prospectus"), and the related letter of
transmittal (the "Letter of Transmittal," which together with the Prospectus constitute the "Exchange Offer").

    Enclosed herewith are copies of the following documents:

    1.  the Prospectus;

    2. the Letter of Transmittal for your use and for the information of your clients;

    3. the Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Old Notes and all other required documents cannot be delivered to U.S. Bank N.A. (the "Exchange Agent") before the Expiration Date;

    4. a form of letter which may be sent to your clients for whose account you hold definitive registered notes or book-entry interests representing Old Notes in your name or in the name of your nominee, and an instruction form for obtaining such client's instruction with regard to the Exchange Offer; and

    5. the Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup Federal income tax withholding.

    The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

    To participate in the Exchange Offer, a beneficial holder must either:

    - cause to be delivered to the Exchange Agent at the address set forth in the Letter of Transmittal, definitive registered notes representing Old Notes in proper form for transfer together with a properly executed Letter of Transmittal; or

    - cause a DTC Participant to tender such holder's Old Notes to the Exchange Agent's account maintained at The Depository Trust Company ("DTC") for the benefit of the Exchange Agent through DTC's Automated Tender Offer Program ("ATOP") or otherwise in accordance with DTC's procedures for transfer, including transmission of a computer-generated message pursuant to which such holder acknowledges and agrees to be bound by the terms of the Letter of Transmittal.
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    By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms on behalf of itself and the beneficial owners of tendered Old Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent.

    You will need to contact those of your clients for whose account you hold definitive certificated notes or book-entry interests representing Old Notes and seek their instructions regarding the Exchange Offer.

    If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes before the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.

    Additional copies of the enclosed materials may be obtained from the Exchange Agent at the address or telephone number set forth on the cover of the Letter of Transmittal or in the Prospectus.

                                          Very truly yours,

                                          PETCO Animal Supplies, Inc.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF PETCO OR THE EXCHANGE AGENT OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.